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                                          ISSUE DATE: MAY 22, 1997

                                          LIC NO: P-271117

THE "BENEFICIARY"                         THE "APPLICANT"
NYLIFE STRUCTURED ASSET MANAGEMENT        WESTSEC, INC.
COMPANY LTD. ("SAMCO")                    TELEFAX NO. 913-575-1930
TELEFAX NO. 212-447-4127                  ATTN: E. LYNN COOK
ATTN: SCOTT DRATH                         816 KANSAS AVENUE
51 MADISON AVENUE, SUITE 1710             TOPEKA, KANSAS 66612
NEW YORK, NEW YORK  10010

    IN RELATION TO THAT CERTAIN CONSENT, ASSIGNMENT, ASSUMPTION, AMENDMENT AND MODIFICATION AGREEMENT, DATED AS OF DECEMBER 30, 1996, BETWEEN SAMCO, WESTINGHOUSE ELECTRIC CORPORATION ("WEC"); WESTSEC, INC. ("WESTSEC"), AND WESTAR CAPITAL, INC. ("WESTAR") ("ASSIGNMENT AGREEMENT"), THE CHASE MANHATTAN BANK, 56 WATER STREET, NEW YORK NY 10041 ("BANK"), HEREBY ESTABLISHES THIS IRREVOCABLE LETTER OF CREDIT NO. P-271117 AT THE REQUEST OF THE APPLICANT IN FAVOR OF THE BENEFICIARY FOR AN INITIAL AGGREGATE AMOUNT UP TO U.S. $85,000,000 (EIGHTY-FIVE MILLION UNITED STATES DOLLARS) SUBJECT TO REDUCTION AS DESCRIBED HEREIN.

    THIS LETTER OF CREDIT IS EFFECTIVE AS OF APRIL 1ST, 1997 ("EFFECTIVE DATE") AND EXPIRES AT THE BANK'S COUNTERS IN NEW YORK WITH THE BANK'S CLOSE OF BUSINESS ON DECEMBER 1ST, 1997 (THE "EXPIRATION DATE").

    THIS LETTER OF CREDIT SHALL TERMINATE PRIOR TO THE EXPIRATION DATE UPON THE BUSINESS DAY FOLLOWING THE DAY, IF ANY, UPON WHICH THE APPLICANT AND THE BENEFICIARY JOINTLY NOTIFY THE BANK THAT APPLICANT AND BENEFICIARY ELECT TO TERMINATE THIS LETTER OF CREDIT BY PRESENTATION TO BANK OF A LETTER SIMILAR TO THE FORM ATTACHED HERETO AS "ATTACHMENT A".

    THIS LETTER OF CREDIT SHALL TERMINATE UPON APPLICANT'S NOTICE TO BANK AND BENEFICIARY BOTH SPECIFYING A TERMINATION DATE AND THAT APPLICANT WILL ENTER INTO ANOTHER LETTER OF CREDIT IN FAVOR OF BENEFICIARY DRAWN ON A BANK RATED NOT LESS THAN "AA" WITH TERMS THAT ARE THE SAME IN ALL MATERIAL RESPECTS AS THOSE SET FORTH IN THIS LETTER OF CREDIT EXCEPT FOR THE NEW EXPIRATION DATE AND PROVIDING FOR AN AGGREGATE AMOUNT NOT LESS THAN THE AGGREGATE AMOUNT OF THIS LETTER OF CREDIT ON THE ELECTED TERMINATION DATE, PROVIDED SUCH NOTICE IS GIVEN AT LEAST 15 (FIFTEEN) DAYS PRIOR TO SUCH SPECIFIED TERMINATION DATE.

    FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO BENEFICIARY AGAINST ITS DRAFT OR DRAFTS DRAWN ON THE CHASE MANHATTAN BANK, 55 WATER STREET NEW YORK NY 10041 ATTN: STANDBY LETTER OF CREDIT DEPARTMENT, ROOM 1708. TELEPHONE 212-638-3398 FAX 212-363-5656 ON ANY BUSINESS DAY, SUBMITTED TO THE BANK AT SIGHT ON OR BEFORE THE EXPIRATION DATE, SETTING FORTH THEREON THE LETTER OF CREDIT NUMBER P-271117 TOGETHER WITH A WRITTEN CERTIFICATE PURPORTEDLY SIGNED BY THE BENEFICIARY'S DULY AUTHORIZED REPRESENTATIVE STATING EITHER:

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    (A) "NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY LTD. ("SAMCO") HEREBY
    CERTIFIES THAT IT (I) MADE DEMAND AGAINST WESTAR CAPITAL, INC. ("WESTAR") AND/OR WESTSEC, INC. ("WESTSEC"), ON [INSERT DATE] TO ENFORCE SAMCO'S RIGHTS UNDER THE CONSENT, ASSIGNMENT, ASSUMPTION, AMENDMENT AND MODIFICATION AGREEMENT, DATED AS OF DECEMBER 30, 1996, BETWEEEN SAMCO, WESTINGHOUSE ELECTRIC CORPORATION ("WEC"), WESTSEC AND WESTAR ("ASSIGNMENT GREEMENT"), (II) WESTSEC AND/OR WESTAR DID NOT SATISFY SUCH DEMAND IN FULL BY 5:00 P.M. CENTRAL TIME ON [INSERT DATE], THE BUSINESS DAY FOLLOWING THE DATE ON WHICH THE DEMAND WAS RECEIVED BY WESTSEC AND/OR WESTAR, (iii)
    THIS CERTIFICATE HAS BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY OR ON BEHALF OF SAMCO, AND (IV) A TRUE AND COMPLETE COPY OF THIS CERTIFICATE HAS BEEN DELIVERED BY OR ON BEHALF OF SAMCO TO WESTSEC."

                                          OR

    (B) "AS OF THE DATE OF THIS STATEMENT, WHICH DATE IS NO EARLIER THAN 5
    (FIVE) BUSINESS DAYS PRIOR TO THE EXPIRATION OR EARLIER TERMINATION OF LETTER OF CREDIT NO. P-271117 ISSUED IN FAVOR OR NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY, LTD. ("SAMCO"), WESTSEC, INC. HAS NOT PROVIDED TO SAMCO EITHER (I) ANOTHER LETTER OF CREDIT IN FAVOR OF SAMCO DRAWN ON A BANK RATED NOT LESS THAN "AA" WITH TERMS THAT ARE THE SAME IN ALL MATERIAL RESPECTS AS THOSE IN LETTER OF CREDIT NO. P-271117 AS OF THE DATE HEREOF EXCEPT FOR THE NEW EXPIRATION DATE OR (II) AN AMENDMENT TO LETTER OF CREDIT NO. P-271117 EXTENDING THE EXPIRATION DATE THEREOF. THE AMOUNT DRAWN HEREUNDER REPRESENTS THE AGGREGATE AMOUNT AVAILABLE UNDER LETTER OF CREDIT
    NO. P-271117 AS OF THE DATE HEREOF IN ACCORDANCE WITH THE TERMS THEREOF.

    SUBJECT TO THE AGGREGATE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT FROM TIME TO TIME, BENEFICIARY SHALL BE PERMITTED TO MAKE PARTIAL DRAWINGS AND MULTIPLE DRAWINGS HEREUNDER AND ALL PAYMENTS BY THE BANK TO THE BENEFICIARY HEREUNDER WILL BE MADE IN IMMEDIATELY AVAILABLE FUNDS.

    THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED AUTOMATICALLY FROM TIME TO TIME AFTER THE DATE HEREOF UPON THE PRESENTATION TO BANK OF A WRITTEN REQUEST PURPORTEDLY SIGNED BY THE APPLICANT'S AND THE BENEFICIARY'S RESPECTIVE DULY AUTHORIZED REPRESENTATIVES STATING:

    "PURSUANT TO THE TERMS OF THAT CERTAIN LETTER OF CREDIT P-271117 BETWEEN WESTSEC INC. ("APPLICANT"), THE CHASE MANHATTAN BANK ("BANK"), AND NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY LTD. ("SAMCO"), WITH AN EFFECTIVE DATE OF APRIL 1ST, 1997, ("LETTER OF CREDIT"), APPLICANT AND SAMCO HEREBY JOINTLY REQUEST THAT THE AMOUNT OF THE LETTER OF CREDIT BE REDUCED TO [INSERT DOLLAR FIGURE] (----------------DOLLARS), WHICH AMOUNT REPRESENTS AN AMOUNT EQUAL TO $85,000,0000 (EIGHTY-FIVE MILLION DOLLARS) LESS THE SUM OF (1) AN AMOUNT EQUAL TO ALL DRAWINGS BY BENEFICIARY UNDER THE LETTER OF CREDIT AND (2) AN AMOUNT EQUAL TO THE QUOTIENT RESULTING FROM DIVIDING THE AGGREGATE AMOUNT OF ANY PAYMENTS MADE AFTER DECEMBER 31, 1996 TO SAMCO MADE PURSUANT TO THE OPERATIONAL SERVICES AGREEMENT BETWEEN SAMCO AND APPLICANT, AS ASSIGNEE OF WESTINGHOUSE ELECTRIC CORPORATION, DATED AS OF NOVEMBER 15, 1991 (SUCH AGREEMENT THE "OSA") WHICH PAYMENTS ARE REQUIRED TO BE APPLIED TO REPAYMENT OF PRINCIPAL UNDER OUTSTANDING PUBLIC DEBT OBLIGATIONS OF SAMCO

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PURSUANT TO THE TERMS OF THE OSA OR ANY DEBT OBLIGATION OF SAMCO, BY 61.133%
(SIXTY-ONE AND ONE HUNDRED THIRTY-THREE ONE THOUSANDTHS PERCENT)."

    ALL NOTICES TO OR FROM THE APPLICANT OR BENEFICIARY UNDER THIS LETTER OF CREDIT SHALL BE MADE IN WRITING AND SENT BY REGISTERED MAIL, TELETRANSMISSION OR HAND DELIVERY TO THE ABOVE INDICATED ADDRESSES (OR SUCH OTHER ADDRESS(ES) AS APPLICANT OR BENEFICIARY AS THE CASE MAY BE, MAY SPECIFY FROM TIME TO TIME BY WRITTEN NOTICE DELIVERED TO THE BANK AND, AS THE CASE MAY BE, EITHER THE APPLICANT OR THE BENEFICIARY BY REGISTERED MAIL, TELETRANSMISSION OR HAND DELIVERY AT THE ABOVE INDICATED ADDRESS)

    ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED IN CONNECTION WITH THIS LETTER OF CREDIT MUST ONLY BE PRESENTED TO THE CHASE MANHATTAN BANK, 55 WATER STREET, 17TH FLOOR, ROOM 1706, NEW YORK, NEW YORK 10041, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT, CUSTOMER INQUIRY NUMBERS ARE (212) 638-3473 AND
(212) 638-3321.

    THE BANK HEREBY ISSUES THIS DOCUMENTARY CREDIT IN THE BENEFICIARY'S FAVOR. THE BANK HEREBY AGREES WITH THE BENEFICIARY THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE PROMPTLY HONORED UPON PRESENTATION. EXCEPT AS OTHERWISE PROVIDED IN THIS LETTER OF CREDIT, IT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE, PARIS, FRANCE PUBLICATION NO. 500) AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF.

    THE NUMBER AND THE DATE OF THE BANK'S CREDIT AND THE NAME OF THE BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.


                                                 YOURS TRULY,

                                            THE CHASE MANHATTAN BANK


                                            /s/ V. Marinaccio
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                                            AUTHORIZED SIGNATURE

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                           ATTACHMENT A TO LETTER OF CREDIT
                                   NUMBER P-271117

                     TERMINATION CERTIFICATE

TO:
THE CHASE MANHATTAN BANK
55 WATER STREET
17TH FLOOR, ROOM 1706
NEW YORK, NEW YORK 10041
ATTENTION: VICTOR MARINACCIO, A.V.P. OR KRISTINE SIEBEL, A.V.P.
              STANDBY LETTER OF CREDIT DEPARTMENT

RE: THE CHASE MANHATTAN BANK LETTER OF CREDIT NUMBER P-271117

GENTLEMEN:

THE UNDERSIGNED BEING AUTHORIZED REPRESENTATIVES OF NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY LTD. ("BENEFICIARY") AND WESTSEC, INC. ("APPLICANT") DO HEREBY ELECT TO TERMINATE THE ABOVE REFERENCED LETTER OF CREDIT, EFFECTIVE IMMEDIATELY.

IN WITNESS WHEREOF THE UNDERSIGNED HAVE EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THE ______________ DAY OF _____________, 199__.

                   WESTSEC, INC.

                   BY:
                      --------------------------------
                   NAME:
                        ------------------------------
                   TITLE:
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                   NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY LTD.

                   BY:
                      --------------------------------
                   NAME:
                        ------------------------------
                   TITLE:
                         -----------------------------